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                                                                   Exhibit 2








                            STOCK PURCHASE AGREEMENT

                                      among

                     SULCUS HOSPITALITY TECHNOLOGIES CORP.,

                                 SENERCOMM, INC.

                                       and

                       THE SHAREHOLDERS OF SENERCOMM, INC.






                                                              December 31, 1997


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                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement, dated as of December 31, 1997 is among Senercomm, Inc., a Florida corporation (the "Company"), the persons listed on
Schedule 1.02(c) under the heading Shareholders (collectively, the "Shareholders"), the persons listed on Schedule 1.02(c) under the heading Optionholders (collectively the "Optionholders"), and Sulcus Hospitality Technologies Corp., a Pennsylvania corporation ("Purchaser").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders desire to sell, and Purchaser desires to purchase, all of the 100,000 outstanding shares of capital stock, $.01 par value (the "Stock"), of the Company;

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                Purchase and Sale

         1.01. The Purchase. On the terms and subject to the conditions set forth herein, at the Closing (defined below) the Shareholders hereby agree to sell and deliver to Purchaser, and Purchaser agrees to purchase from the Shareholders, all of the shares of Stock on the Closing Date (as defined below).

         1.02. Purchase Price.

         (a) The aggregate purchase price to be paid by Purchaser to the Shareholders and Optionholders for the Stock shall be TWO MILLION ONE HUNDRED SEVENTY FOUR THOUSAND THREE HUNDRED SIXTY TWO AND NO/100 DOLLARS($2,174,362.00) (the "Purchase Price"), payable in accordance with Subsection (b) below.

         (b) At the Closing, Purchaser shall (i) pay to Hickory Venture Capital Corporation, as attorney in fact for the Shareholders and Optionholders (in such capacity the "Shareholders' Representative"), the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS $500,000.00) by way of a cashiers' check or wire transfer (the "Cash Purchase Price"), (ii) deliver to the Shareholders' Representative, for delivery to the Shareholders and Optionholders fully paid and nonassessable shares (the "Payment Shares") of common stock, no par value per share, of Purchaser (the "Common Stock"), which Payment Shares shall, for purposes of this Agreement, be deemed to have a value of $2.60 per Share and (iii) deliver to the Shareholders Representative Purchaser's promissory note (the "Promissory Note") in the initial principal amount of ONE MILLION ONE HUNDRED SEVENTY FOUR THOUSAND THREE HUNDRED SIXTY TWO AND 00/100 DOLLARS($1,174,362.00). The indebtedness evidenced by the Promissory Note shall bear interest at a per annum rate of 8%, shall be payable

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in three equal annual installments of $455,691.81 (consisting of both principal and interest) on the first, second and third anniversaries of this Agreement, and shall be substantially in the form attached hereto as Exhibit 1.02(b)(i). The Promissory Note shall be secured by the Stock pursuant to a Stock Pledge Agreement substantially in the form attached hereto as Exhibit 1.02(b)(ii).

         (c) On December 31, 1998 (the "First Anniversary Date"), Purchaser shall also pay to the Shareholders' Representative, in respect of each Payment Share, in cash, an amount equal to the excess, if any, of $2.808 over (i) the closing sales price of the Common Stock as of the last trading day before the First Anniversary Date, as reported on the American Stock Exchange ("AMEX") on such day, or (ii) if on such date, the Common Stock is not traded on the AMEX, then the closing sales price as reported by the exchange on which the Common Stock is traded, or (iii) if on such date, a closing sales price is not reported for the Common Stock, then the average of the closing bid and asked price for the Common Stock. Such amount is referred to herein as the "Guaranteed Price Payment".

         (d) The Shareholders' Representative shall receive all payments of cash due hereunder (whether consisting of the Cash Purchase Price, payments in respect of the Promissory Note or the Guaranteed Price Payment) and shall, subject to the provisions of the Power of Attorney (defined below), distribute such amounts to the Shareholders and Optionholders, pro rata in accordance with the percentages set forth on Schedule 1.02(c) hereto, except that the Shareholders' Representative shall be entitled and authorized to apply the Cash Purchase Price first to the payment of all accrued interest obligations of the Company and of all expenses associated with the preparation of this Agreement and the consummation of the transactions contemplated hereby before distribution to the Shareholders and Optionholders. The Shareholders' Representative may, at its election, instruct Purchaser in writing to make payments on the Promissory Note directly to the individual Shareholders in the percentages set forth on
Schedule 1.02(c) hereto and, in such event Purchaser shall make payments in accordance with such instructions. Purchaser shall be entitled to rely on the designation from the Shareholders Representative until it receives written instructions from the Shareholders' Representative modifying such designations. Payments made to individual Shareholders pursuant to the Shareholders' Representative's designation shall be deemed for all purposes as payments on the Promissory Note.

         (e) Purchaser shall deliver the Payment Shares directly to the individual Shareholders and Optionholders in the share amounts set forth their respective names on Schedule 1.02(c) hereto. The Purchaser shall not be obligated to deliver fractional shares.

         1.03. Appointment of Shareholders' Representative. Each Shareholder hereby appoints Hickory Venture Capital Corporation ("HVCC"), as such Shareholder's and Optionholder's representative to carry out the functions and duties of the Shareholder's Representative pursuant to this Agreement. To that end, each such Shareholder and Optionholder hereby agrees to execute and deliver to HVCC a Power of Attorney and Custody Agreement (the "Power of Attorney"), which shall, among other things, confer on HVCC the power to act on behalf of such Shareholder to carry out the purposes and intent of this Agreement. The Power of Attorney shall be in form and substance satisfactory to HVCC, in its sole discretion. Without limiting any

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provision in this Agreement or the Power of Attorney, HVCC shall have no liability to, and shall be indemnified by, each Shareholder for actions taken by HVCC as such Shareholder's Representative.

         1.04. Execution and Delivery of Other Documents. Each party shall cause to be prepared, and the parties shall execute and deliver at the Closing, each agreement and instrument required by this Agreement to be so executed and delivered and not theretofore accomplished. Shareholders hereby deliver the certificate or certificates representing the Stock duly endorsed or accompanied by duly executed stock powers executed and in form sufficient to vest title thereto fully in Purchaser, free and clear of all liens, claims and encumbrances, against delivery by Purchaser of the items called for by Section
1.02. Each party also shall execute and deliver, or cause to be executed and delivered, such other appropriate and customary documents as the other party reasonably may request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

         1.05. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 o'clock a.m., Huntsville Alabama time, at the offices of HVCC at 200 West Side Square, Suite 100, Huntsville, AL 35801 on December 31 , 1997, or on such other date as may be agreed upon by the parties, but in any event not later than December 31, 1997(unless further extended by written agreement of the parties to this Agreement). The day on which the Closing occurs is herein referred to as the "Closing Date".

         1.06. Further Assurances. After the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as any party may reasonably deem to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement and to vest more fully in Purchaser the ownership of the Stock and in the Company after the Closing the rights to the business, properties and assets of the Company as they existed immediately prior to the Closing, except as otherwise provided herein.

                                   ARTICLE II

                   Purchaser's Representations and Warranties

         Purchaser represents and warrants that the following are true and correct as of this date:

         2.01. Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns and to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         2.02. Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Purchaser, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Purchaser.
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This Agreement and each other agreement contemplated hereby have been or will be prior to Closing duly executed and delivered by Purchaser and constitute or will constitute legal, valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         2.03. No Violation. Neither the execution and performance of this Agreement or the other agreements contemplated hereby, nor the consummation of the transactions contemplated hereby or thereby, will (a) conflict with, or result in a breach of the terms, conditions and provisions of, or constitute a default under, the Articles of Incorporation or Bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound, or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser or the properties or assets of Purchaser.

         2.04. Capitalization.

         (a) The authorized capital stock of the Purchaser consists of 30,000,000 shares of Common Stock, no par value, of which 16,761,673 shares are issued and outstanding at the date hereof. All of the issued and outstanding shares of Stock have been duly authorized and validly issued and are fully paid and nonassessable, and no shares of the capital stock of the Company are held in its treasury. There is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating the Company or any other person or entity to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of or securities convertible into or exchangeable for, capital stock of the Company.

         (b) Upon delivery to the Shareholders of the certificates evidencing the Payment Shares, each Shareholder shall be the lawful record and beneficial owner of the Payment Shares received by such Shareholder, free and clear of all liens, claims, encumbrances and proxies of any kind.

         2.05. Accuracy of Information Furnished. All information furnished by Purchaser to the Company or Shareholders herein, in any exhibit hereto or in connection with the negotiations and consummation of the transactions contemplated hereby is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.

         2.06. SEC Reports. Attached as Exhibit 2.06 hereto are true and correct copies of the Purchaser's (a) Annual Report on Form 10-K for the fiscal years ended December 31, 1996 and 1995, (b) quarterly reports on Form 10-Q for each of the quarters ended March 31, 1997, June 30, 1997, and September 30, 1997, and
(c) Current Reports on Form 8-K filed by Purchaser during the 12 months ended December 3, 1997, in each case as filed by the Purchaser pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE III

                        Representations and Warranties of
                 the Company, the Optionholders and Shareholders

         A. The Company and the Optionholders represent, and warrant, that the following are true and correct as of this date:

         3.01. Organization and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of Florida, with all requisite power and authority to carry on the business in which it is engaged and to own the properties it owns. The Company is duly qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to be qualified or licensed would not have a material adverse effect on the business of the Company.

          3.02. Capitalization.

         (a) The authorized capital stock of the Company consists of 10,000,000 shares of Common Stock, $.01 par value, of which 100,000 shares are issued and outstanding at the date hereof, 10,000,000 shares of Preferred Stock of which no shares are issued and outstanding, 650,000 shares of Series A Cumulative Convertible Preferred Stock, $.01 par value per share, of which no shares are outstanding, 602,420 shares of Series B Cumulative Convertible Preferred Stock, $.01 par value per share, of which no shares are outstanding, and 39,000 shares of Series C Cumulative Redeemable Preferred Stock, $.01 par value per share, of which no shares are outstanding. All of the issued and outstanding shares of Stock have been duly authorized and validly issued and are fully paid and nonassessable, and no shares of the capital stock of the Company are held in its treasury.

         (b) The Shareholders are the lawful record and beneficial owner of all of the shares of Stock outstanding, free and clear of all liens, claims and encumbrances of any kind.

         (c) No stock appreciation rights, options, phantom shares, cash performance units or other similar rights have been issued by this Company.

         3.03. Corporate Records. The copies of the Articles of Incorporation and all amendments thereto and the Bylaws of the Company that have been delivered to Purchaser are true, correct and complete copies thereof. The minute books of the Company, copies of which have been delivered to Purchaser, contain accurate minutes of all meetings of and accurate consents to all actions taken without meetings by the Board of Directors (and any committee thereof) and the shareholders of the Company since the formation of the Company.

         3.04. Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by the Company, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company. This Agreement and each other agreement contemplated hereby have been or will be duly executed and delivered by the Company and constitute or will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         3.05. Financial Statements. The Company has furnished to Purchaser the Company's reviewed balance sheet and related reviewed statements of income, retained earnings and changes in financial position for the 12-month period ended January 31, 1997, as well as the Company's balance sheet and related statements of income, retained earnings and for the 9-month period ended October 31, 1997 (the "Unaudited Financial Statements") (collectively, the "Financial Statements"). The Financial Statements fairly present the financial condition and results of operations of Seller as of the dates and for the periods indicated (subject to year-end adjustments consistent with generally accepted accounting principles with respect to the statements at and for the 9-month period ended October 31, 1997) and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods.

         3.06. Liabilities and Obligations. Except for those incurred in the ordinary course of business since the date of the Financial Statements and as set forth in Exhibit 3.06 hereto, the Financial Statements reflect all material liabilities of the Company arising out of transactions effected or events occurring on or prior to the date hereof. Except as set forth in the Financial Statements, or incurred in the ordinary course of business since the date thereof, the Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any person which, singularly or in the aggregate, are material.

         3.07. Absence of Certain Changes. Except as set forth in Exhibit 3.07 hereto, since October 31, 1997, the Company has not, other than in the ordinary course of business (a) suffered any material adverse change in its financial condition, assets, liabilities or business; (b) incurred any indebtedness for borrowed money, issued or sold any debt securities or discharged any liabilities or obligations; (c) mortgaged, pledged or subjected to any lien, lease, security interest or other charge or encumbrance any of their properties or assets; (d) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that could or does materially and adversely affect its business; (e) disposed of any material assets or incurred any material liabilities or obligations, except the sale of inventory in the ordinary course of business; (f) lost or terminated any key employees or customers that could or does materially and adversely affect its business or assets;

         3.08. Title; Leased Assets. Except as described in Exhibit 3.08 hereto, the Company owns its assets, and its real and personal property leaseholds, free and clear of all liens, claims and encumbrances, except for (i) liens for non-delinquent ad valorem taxes, non-delinquent statutory liens arising other than by reason of its default and liens, leases or security interests in respect of motor vehicles and transportation equipment used in the ordinary course of business, and (ii) such liens, minor imperfections of title or easements on real property, leasehold estates or personalty as do not in any material respect detract from the value thereof and do not interfere with the present use of the properties subject thereto. Such assets and leaseholds are the only ones necessary for the conduct of the Company's business as now being conducted.

         3.09. Commitments. Set forth on Exhibit 3.09 hereto is a list of all material contracts to which the Company is a party or to which its assets are subject (the "Commitments"). True, correct and complete copies of the written Commitments have heretofore been made available to Purchaser. To the knowledge of the Company and the Optionholders, there are no existing material defaults, events of default or events, occurrences or acts that, with the giving of notice or lapse of time or both, would constitute defaults, except for such defaults as would not have a material adverse effect on the Company or its business.

         3.10. Intellectual Property. As used below, the term "Intellectual Property Rights" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyrights applications, franchise, licenses, know-how, trade secrets, customer lists, proprietary processes and formulae, all source and object code, algorithms, architecture, structure, display screens, layouts, inventions, development tools, and all documentation and media constituting, describing or relating to the above, including, without limitations, manuals, memoranda and records. The Company is the beneficial and record owner of all Intellectual Property Rights described on Exhibit 3.10(a) hereto and, to the best of the Company's and the Optionholders' knowledge, possesses adequate licenses or other rights, if any, to the Intellectual Property described on Exhibit 3.10(b), without conflict with the rights of others. Set forth in Exhibit 3.10(b) hereto is a true and correct description of the Intellectual Property Rights used in the business of the Company. Except as set forth on Exhibit 3.10(c), (i) since October 31, 1997, there have been no claims made against the Company alleging the invalidity, abuse, misuse, or enforce ability of any such Intellectual Property Rights, and, to the Company's and the Optionholders' knowledge, there are no grounds for the same; (ii) the Company has not received a notice of conflict with the asserted rights of others within the last three years; and (iii) to the knowledge of the Company and the Optionholders, the conduct of the Company's businesses has not infringed any material known or asserted rights of others.

         3.11. No Violation. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of the Articles of Incorporation or Bylaws of the Company or any agreement or other instrument under which the Company is bound or to which any of the assets of the Company or of Shareholders are subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of such assets, (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency, except with respect to both clauses (a) and
(b) above any violations or breaches which would not have a material adverse effect on the Company or Shareholders or the Company's business or its assets;
(c) except for the pledge of the stock to secure the repayment of the Promissory Note, result in or require the creation or imposition of any mortgage, pledge, lien, security interest, claim, charge, assessment, restriction or encumbrance (collectively, "Liens") upon or with respect to any other assets of the Company; or (d) give to any individual or entity a right or claim against the Stock. The Company has complied in all material respects with all applicable laws, regulations and licensing requirements, and has filed with the proper authorities all necessary statements and reports, except where the failure to so comply would not have a material adverse effect on the Company. The Company possesses all material licenses, franchises, permits and governmental authorizations reasonably necessary to conduct its business as now conducted.

         3.12. Taxes. The Company has duly and timely filed all tax returns and reports required to be filed by it as of the date hereof by the United States of America or any state or any political subdivision thereof and has paid or established adequate reserves for all taxes (including penalties and interest) which have or may become due pursuant to such returns and any assessments which have been received by it or otherwise. To the Company's and the Optionholders' knowledge, there is no tax deficiency proposed or threatened against the Company. The Company has made all payments of estimated taxes when due in amounts sufficient to avoid the imposition of any penalty. All taxes and other assessments and levies which the Company was required by applicable law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental entity or are being held by the Company in separate bank accounts for such payment. No Internal Revenue Service audit of the Company is pending or threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Company has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted.

         3.13. Consents. Except as set forth in Exhibit 3.13, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Company.

         3.14. Compliance with Laws. There are no existing violations of any applicable federal, state or local law or regulation that could affect the property or business of the Company.

         3.15. Litigation. Except as described in Exhibit 3.15, the Company does have any legal action or administrative proceeding or investigation instituted or, to the best of its knowledge, threatened against or affecting, or that could affect, any of the assets or business of the Company. The Company is not (a) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Company or to its business, assets, operations or employees, or (b) in default with respect to any such order, writ, injunction or decree.

         3.16. Employees and Consultants. Set forth in Exhibit 3.16 hereto is a complete and accurate list of all employees of the Company as of October 31, 1997, together with their positions and their annual salaries and other compensation, including accruals for vacations through October 31, 1997. Except as set forth in Exhibit 3.20, the Company has not granted or become obligated to grant any increases in the wages or salary of, or paid or become obligated to pay any bonus or made or become obligated to make any similar payment to or grant any benefit to or on behalf of, any officer, employee or agent.

         3.17. Accuracy of Information Furnished. To the knowledge of the Company and the Optionholders, all information furnished to Purchaser by the Company herein or in any exhibit hereto is true, correct and complete in all material respects. Such information states all material facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.

         3.18. Condition of Fixed Assets. All of the fixed assets owned or leased by the Company are in good condition and repair for their intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

         3.19. Books of Account. The books of account of the Company have been kept accurately in all material respects in the ordinary course of its business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the Company have been properly recorded in such books in all material respects.

         3.20. Customers, Suppliers. Except for the completion of jobs or the termination of customer relationships in the ordinary course of business of the Company, the Company and the Optionholders do not know of any written or oral communication, fact, event or action which exists or has occurred prior to the date hereof which indicates that (a) any current customer of the Company which accounted for over 1% of the total consolidated revenue of the Company for the fiscal year ended January 31, 1997, will terminate its business relationship with the Company; or (b) any current supplier to the Company of items essential to the conduct of its business, which items cannot be replaced by the Company at comparable cost to the Company and the loss of which would have an adverse effect on the business or operations of the Company, will terminate its business relationship with the Company.

         B. Each Shareholder represents, as to himself, that the following are true and correct as of this date:

             3.21. Ownership of Shares.

         (a) Such Shareholder has the sole right to vote or direct the voting of the shares of Stock owned by him, at his discretion, on any matter submitted to a vote of the Company's shareholders.

         (b) The delivery at the Closing of the certificate or certificates representing the shares of Stock owned by Shareholders, duly endorsed or accompanied by duly executed stock powers, will transfer to Purchaser good and indefeasible title to such shares, free and clear of all liens, proxies, encumbrances and claims of every kind, and such Shareholder will forever warrant and defend such title against any claimants thereto.

         (c) There are no voting trusts, shareholder agreements or other voting arrangements relating to the Stock owned by such Shareholder.

         (d) There is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating the Company or any other person or entity to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of or securities convertible into or exchangeable for, capital stock of the Company.

         3.22. No Violation. Neither the execution and performance of this Agreement or the agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (a) result in a violation or breach of any agreement or other instrument under which the Shareholder is subject, or (b) violate any applicable law or regulation or any judgment or order of any court or governmental agency, except with respect to both clauses
(a) and (b) above any violations or breaches which would not have a material adverse effect on the Shareholder.

         3.23. Authorization and Validity. The execution, delivery and performance of this Agreement and the other agreements contemplated hereby by such Shareholder, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by such Shareholder, to the extent required by applicable law. Except for Section 4.01 (as to which such shareholder makes no representation), this Agreement and each other agreement contemplated hereby have been or will be duly executed and delivered by such Shareholder and constitute or will constitute legal, valid and binding obligations of such Shareholder, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

             3.24. Securities Matters.

         (a) Disposition of Payment Shares. Such Shareholder is acquiring the Payment Shares for his own account and such Shares will not be sold or otherwise disposed of except pursuant to (i) the provisions of Rule 144 under the Securities Act of 1933 ("the 1933 Act"), as in effect at the time of sale, (ii) some other exemption or exclusion from the registration requirements under the 1933 Act which does not require the filing by Purchaser of any registration statement, offering circular or other document, in which case such Shareholder shall first supply to Purchaser an opinion of counsel (which opinion and counsel shall be satisfactory to Purchaser) that such exemption or exclusion is available, or (iii) a registration statement filed by Purchaser under the 1933 Act (which such Shareholder acknowledges Purchaser has no obligation to file).

         (b) Acknowledgment of Restrictions. Such Shareholder understands that he is subject to restrictions on transfer of the Payment Shares for the applicable holding period following the Closing Date and that one exemption from registration of the Payment Shares upon public resale is provided by Rule 144.

         (c) Evidence of Compliance. Such Shareholder will supply to Purchaser such written evidence of compliance with Rule 144, as in effect at the time of any sale pursuant thereto, as Purchaser may reasonably request.

         (d) Legend. Such Shareholder understands that the certificates evidencing the Payment Shares received by him shall bear the following legend:

         The Shares represented by this instrument have not been registered under the Securities Act of 1933, as amended, and may not be transferred, pledged or hypothecated unless and until such shares are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.

         C. HVCC represents as to itself, that the following is true and correct as of this date.

         3.25. Competing Investments. HVCC does not own, beneficially or of record, any material interest in, and does not control, any entity that is engaged in the business of providing systems that control temperature, humidity, heating and air conditioning for guest rooms in the hospitality industry (the "Business") in competition with Purchaser or the Company. To the best of its knowledge, HVCC does not know of any investment contemplated or proposed to be made by it in any entity that is engaged in the Business in competition with Purchaser or the Company.

                                   ARTICLE IV

                                    Covenants

         4.01. Noncompetition. To assure that the Purchaser will realize the value and goodwill inherent in the purchased stock and the Company, each Optionholder agrees that he shall not:

         (a) directly or indirectly, for a period of two years following the Closing Date, engage in (as an owner, partner, employee, agent, consultant or otherwise) any business which would be competitive with the business conducted by the Purchaser, any direct or indirect subsidiary of Purchaser on the Closing Date in the United States of America and Canada;

         (b) directly or indirectly, for a period of two years following the Closing Date: (i) induce any customer of the Company at the Closing Date to patronize any business similar to any of those described in clause; (ii) canvass, solicit or accept from any customer of the Company at the Closing Date any business similar to any of those described in clause; or (iii) request or advise any individual or company which is a customer of the Company at the Closing Date to withdraw, curtail or cancel any such customer's business with such Company, or

         (c) directly or indirectly, at any time following the Closing Date, in any way utilize, disclose, copy, reproduce or retain in Its or their possession any of the Proprietary Rights or the records of the Companies.

         Each Optionholder agrees and acknowledges that, as to himself, the restrictions contained in Section 4.01 are reasonable in scope and duration and are necessary to protect the Purchaser after the Closing Date. If, however, any provision of this Section, as applied to any party or to any circumstances, is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of the said Section 4.01 or any other part of this Agreement, the application of such provision in any other circumstances or the validity of enforce ability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced. Upon breach of any provision of Section 4.01 of this Section, the Purchaser will be entitled to injunctive relief, because the remedy at law would be inadequate and insufficient. In addition, the Purchaser will be entitled to such damages as it can show it has sustained by reason of such breach.

         4.02. Sale of Securities

         (a)   Registration.

                     i. Piggyback.

a) If, at any time on or before December 31, 1999, the Purchaser proposes to file a registration statement relating to any of its Common Stock or other securities under the 1933 Act (other than a registration statement on Forms S-8 or S-4, or any successor forms), the Purchaser will promptly, but in any event not less than twenty (20) days prior to the initial filing of such registration statement, deliver written notice of such intention to the Shareholders, setting forth the type of securities proposed to be registered, the intended method of disposition, the maximum proposed offering price, commissions, and discounts in connection therewith and other relevant information.

                           Shareholders holding in the aggregate 10% or more of
                  the Payment Shares ("Registering Holders") so request within fifteen (15) days after such notification, the Purchaser hereby agrees to use its best efforts to register the Shares or any part thereof by inclusion in such registration statement so that such Shares may be sold at such times and in such manner as the holder thereof shall determine.

(1) If the total number of shares of Common Stock that Registering Holders desire to sell under the registration statement exceeds the number deemed acceptable by the Purchaser, in good faith, each Registering Holder may have included a number of shares equal to the product obtained from multiplying a fraction, the numerator of which is the number of shares of Common Stock held by such Registering Holder and the denominator of which is the number of shares of Common Stock held by all Registering Holders desiring to sell times the number of shares of Common Stock held by all Registering Holders that Purchaser determines may be included in the registration statement. The Purchaser shall not be required to include any shares of Common Stock for the account of persons other than the Purchaser in any registration statement filed by the Purchaser if it is advised in writing by its managing underwriters that the inclusion of any such shares may, in their opinion, raise a reasonable question as to whether the proposed offering could be successfully consummated on terms acceptable to the Purchaser; provided, however, that if any shares of Common Stock are to be registered for the account of any Person other than the Purchaser, the Registering Holders of the Shares shall be entitled as a matter of right to have their securities covered by such registration statement before any other non-Purchaser Persons on a pro rata basis as provided in this subsection.

(1) If any Shares are included in a registration statement filed in connection with a firm commitment underwriting, the holder thereof agrees to sell its Shares to the underwriters pursuant to an underwriting agreement in form acceptable to the Purchaser and the managing underwriters named therein.

                  ii. Limitation on Obligation. The Purchaser shall not be required by this Article IV to register Shares under the 1933 Act or under any state securities law if, in the opinion of counsel for both the holder of the Shares and the Purchaser (or should they not agree, in the opinion of another counsel experienced in securities law matters agreeable to counsel for the holders and for the Purchaser), the proposed sale or transfer of the number of Shares, as to which registration is requested, is exempt from the registration provisions of the 1933 Act and the securities laws of the states in which the Shares are to be sold or transferred.

         (b) Costs and Expenses. All costs and expenses in connection with the registration of any Shares under this Article IV, including federal and state registration and filing fees, printing expenses (including such number of any preliminary and the final prospectus as may be reasonably requested) and the fees and disbursements of counsel and of independent accountants and other experts of the Purchaser shall be borne by the Purchaser; provided, however, that the Purchaser shall not be obligated to pay fees and disbursements of counsel for the holders of the Shares nor any underwriting commissions or discounts relating to the Shares.

         (c) Certain Obligations of the Purchaser. In connection with any registration filings effected under Section 4.02(a) hereof, the Purchaser agrees to do the following:

                  i. Preparation and Filing. Promptly prepare, file, and use its best efforts to cause to become effective the registration statement and such amendments and supplements to the registration statement and the prospectus used in connection therewith as may be necessary to keep the registration statement effective for a period of one hundred twenty
         (120) days and to comply with the provisions of the 1933 Act and applicable state securities laws with respect to the disposition of the Shares covered by the registration statement.

                  ii. Provide Prospectus. Furnish to each selling security holder such reasonable number of copies of the prospectus, including the preliminary prospectus, in conformity with the requirements of the 1933 Act, as such selling security holder may reasonably request in order to facilitate the disposition of the Shares.

                  iii. Opinion of Counsel. In the case of an underwritten offering, furnish to the holders for whom Shares are registered, at the time of the disposition of such Shares by such holders, an opinion of counsel for the Purchaser who has participated in the preparation of the registration statement and prospectus and who is acceptable to such holders to the effect that (i) a registration statement covering such Shares has been filed with the Commission under the 1933 Act and has been made effective by order of the Commission; (ii) a prospectus meeting the requirements as to form of the 1933 Act is available for delivery in connection with the disposition of the Shares; (iii) no stop order has been issued by the Commission suspending the effectiveness of such registration statement; (iv) to the best of such counsel's knowledge, no proceedings for the issuance of such a stop order are threatened or contemplated; and (v) such counsel has no reason to believe that the registration statement and prospectus, at the time the registration statement became effective, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  iv. Blue Sky. Use its best efforts to register or qualify the securities covered by the registration statement under the securities or "blue sky" laws of such jurisdictions as such selling holder of Shares shall reasonably request, and accomplish any and all other acts which may be reasonably necessary or advisable to enable such selling holder of Shares to consummate the disposition in such jurisdictions of the Shares; provided, however, that the Purchaser shall not be required to qualify as a foreign corporation in any such jurisdictions or escrow shares of its capital stock.

         (d)      Registration Indemnification.

                  i. The Purchaser. The Purchaser will indemnify and hold harmless each holder of Shares requesting or joining in a registration hereunder and each other person, if any, who Controls such holder within the meaning of the 1933 Act against any such losses, claims, damages or liabilities (or actions in respect thereto), joint or several, to which such holder or Controlling Person may become subject under the 1933 Act, or otherwise, as a result of failure to comply with the 1933 Act by reason of any omission from the registration statement of any material fact required to be stated therein or necessary to make the statements therein not misleading, or by reason of the fact that such registration statement contains any untrue statement of a material fact, or by reason of any omission from any prospectus furnished to such holder of any material fact necessary to be stated therein in order to make statements therein in the light of the circumstances under which they were made not misleading, or by reason of the fact that such prospectus contained any untrue statement of a material fact, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Purchaser by such holder.

                  ii. The Holders of Shares. By requesting Shares to be covered by any registration statement in accordance with this Article IV, each such holder agrees to indemnify and hold harmless the Purchaser, each of its directors, each of its officers who have signed the registration statement, and each person, if any, who Controls the Purchaser within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (or actions in respect thereto) to which the Purchaser or any such director, officer or Controlling Person may become subject, under the 1933 Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in such registration statement, prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, or prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Purchaser by the holder specifically for use in the preparation thereof.

                  iii. Participation by Indemnifying Party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel to whose employment such indemnified party has consented (which consent shall not be unreasonably withheld); and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article IV for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that such indemnified party shall, at all times, cooperate in the defense of the indemnified party.

         (e) Assignable Registration Rights. The registration rights under this
Article IV shall inure to the benefit of the successive holders of the Payment Shares, provided such Person acquiring the Payment Shares gives notice to the Purchaser and owns or has the right to acquire at least 25% of the Shares.

         (f) Sale Without Registration. If, at the time of any sale or other transfer (other than a transfer not involving a change in beneficial ownership) of the Payment Shares, the Payment Shares are not to be registered under the 1933 Act, then the Purchaser may require, as a condition of allowing such sale or transfer, that the holder or transferee of the Payment Shares, as the case may be, furnish to the Purchaser such information, documents and opinions of counsel as, in the reasonable opinion of counsel for the Purchaser, are necessary in order to establish that such sale or other transfer may be made without registration under the 1933 Act

         (g) Holders' Compliance with Securities Laws. The holder or transferee of the Payment Share shall, at all times, cooperate with the Purchaser and its legal counsel in the preparation, execution and filing of all reports, forms and proxy solicitation material which the Purchaser must file with the commission and with applicable securities regulatory bodies.

         (h) Exchange Act Registration. At all times after the registration of its Common Stock under Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), and so long as otherwise required by the 1933 Act or the 1934 Act, the Purchaser agrees to maintain such registration, to timely file and maintain all required reports and other filings with the SEC, and to take such action as may from time to time be necessary to enable holders of the Payment Shares to be able to sell pursuant to Rule 144 promulgated by the Securities and Exchange Commission ("SEC") under the 1933 Act.

         (i) Reporting. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Purchaser agrees to:

                  i. make and keep public information available as those terms are understood and defined in Rule 144 promulgated by the SEC under the 1933 Act, at all times after 90 days after the effective date of the first registration under the 1933 Act filed by the Purchaser for a offering of its securities to the general public;

                  ii. file with the SEC in a timely manner all reports and other documents required of the Purchaser under the 1933 Act and the 1934 Act, as amended, at any time after it has become subject to the reporting requirements thereunder; and

                  iii. so long as a Person owns any Shares, furnish to such Persons promptly upon request a written statement by the Purchaser as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement under the 1933 Act filed by the Purchaser for an offering of its securities to the general public), and of the 1933 Act and Securities Exchange Act of 1934 (at any time after it has become subject to the reporting requirements thereunder), a copy of the most recent annual or quarterly report of the Purchaser, and such other reports and documents so filed by the Purchaser as any holder of Shares may reasonably request in availing itself of any rule or regulation of the SEC allowing a Person to sell any such securities without registration.

                                    ARTICLE V

                                 Indemnification

         5.01. Shareholders' and Optionholders' Indemnity. Subject to the terms and conditions of this Article V, the Optionholders and Shareholders, severally, but not jointly, hereby agree to indemnify, defend and hold Purchaser and its officers, directors, agents, attorneys and affiliates (and if the transactions contemplated hereby are consummated, the Company) harmless from and against all losses, claims, obligations, demands, assessments, penalties, liabilities, costs, damages, reasonable attorneys' fees and expenses (collectively, "Damages"), asserted against or incurred by Purchaser by reason of or resulting from a breach by the Company (prior to Closing) or Optionholders and Shareholders of any of their respective representations, warranties or covenants contained herein or in any agreement executed pursuant hereto.

         5.02. Purchaser's Indemnity. Subject to the terms and conditions of this Article V, Purchaser hereby agrees to indemnify, defend and hold Optionholders and Shareholders harmless from and against all Damages asserted against or incurred by any or all of the Shareholders by reason of or resulting from:

         (a) A breach by Purchaser of any representation, warranty or covenant contained herein or in any agreement executed pursuant hereto; or

                  (b) The failure of Purchaser to pay the Purchase Price.

         5.03. Conditions of Indemnification. The respective obligations and liabilities of Shareholders, the Company and Purchaser (the "indemnifying party") to the other (the "party to be indemnified") under Sections 5.01 and 5.02 hereof with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

         (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, or with reasonable promptness after the assertion in writing of any claim by a third party, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided, however, that the party to be indemnified may participate in the defense with counsel of its own choice and at its own expense.

         (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

         (c) Anything in this Section 5.03 to the contrary notwithstanding, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified, which consent shall not be unreasonably withheld.

         (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

         5.04. Remedies Exclusive. The remedies provided in this Article V shall be exclusive of any other rights or remedies available by one party against the other, either at law or in equity.

         5.05. Limitations on Indemnity. A party to this Agreement shall not be entitled to seek indemnity for any claim or group of claims unless the amount of such claims or group of claims exceeds, in the aggregate $50,000, and in such event only to the extent of such excess. The maximum aggregate liability of the Shareholders pursuant to Section 5.01 shall be $2,174,362, and the maximum liability of any Shareholder pursuant to Section 5.01 shall be equal to the amount set forth opposite such Shareholder's name on Schedule 1.02(c) hereto. The maximum aggregate liability of the Purchaser pursuant to Section 5.02 shall be $2,174,362. Notwithstanding any other provision of the Article V, no Shareholder shall have any liability under this Article V for any Damages arising out of a breach by any other Shareholder of any of the representations and warranties contained in Article III(B) (i.e. Sections
3.21 through 3.23) or Article III(c).

         5.06. Survival of Representations and Warranties. The representations and warranties of the Company and Shareholders contained in Article III and the representations and warranties of the Purchaser contained in Article II shall survive the Closing for a period of one year.

         5.07. Delivery of Payment Shares in Satisfaction of Indemnity Obligation. In the event that any Shareholder is found to be liable pursuant to
Section 5.01 for Damages incurred by Purchaser, such Shareholder may, in satisfaction (in whole or in part) of his obligations under Section 5.01 deliver to Purchaser Payment Shares to the Purchaser, which Payment Shares shall, for purposes of this Section 5.07, have a deemed value of $2.60 per share. The number of Payment Shares that may be delivered to Purchaser pursuant to this
Section 5.07 shall not have a value in excess of an amount equal to 23% of the Damages with respect to which Shareholder is indemnifying Purchaser pursuant to
Section 5.01.

                                   ARTICLE VI

                                  Miscellaneous

         6.01. Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by the party against which enforcement of the amendment, modification or supplement is sought.

         6.02. Assignment. Neither this Agreement nor any right created hereby shall be assignable by either party hereto, except by Purchaser to a wholly-owned subsidiary of Purchaser.

         6.03. Notice. Any notice or communication must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person. Such notice shall be deemed received on the date on which it is hand-delivered or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be:

         If to the Company                        Senercomm, Inc.
         (prior to Closing):                      3930 RCA Blvd, Suite 3004
                                                  Palm Beach Gardens, FL  33410
                                                  Telecopy:  (561) 775-0744

         If to Shareholders                       To the addresses set forth
         (after Closing)                          Schedule 1.02(c)

         If to Purchaser:                         Sulcus Hospitality
                                                  Technologies Corp.
                                                  41 N. Main Street
                                                  Greensburg, PA 15601
                                                  Telecopy: (412) 836-1440

Any party may change its address for notice by written notice given to the other parties.

         6.04. Confidentiality. The parties shall keep this Agreement and its terms confidential, but any party may make such disclosures after the Closing as it reasonably considers are required by law, but each party will notify the other parties in advance of any such disclosure. In the event that the transactions contemplated by this Agreement are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information which is required by law to be disclosed. Confidential information includes, but is not limited to: customer lists and files, prices and costs, business and financial records, surveys, reports, plans, proposals, financial information, information relating to personnel contracts, stock ownership, liabilities and litigation. Should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating a business in competition with each other.

         6.05. Entire Agreement. This Agreement and the exhibits hereto supersede all prior agreements and understandings relating to the subject matter hereof, except that the obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         6.06. Costs, Expenses and Legal Fees. Whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees).

         6.07. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

        6.08. Governing Law and Venue. The parties acknowledge and agree that this Agreement and the obligations and undertakings of the parties hereunder will be performable in Florida. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. If any action is brought to enforce or interpret this Agreement, venue for such action shall be in Palm Beach County, Florida.

         6.09. Captions. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         6.10. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         6.11. Number and Gender. Whenever the context requires, references in this Agreement to the singular number shall include the plural, the plural number shall include the singular and words denoting gender shall include the masculine, feminine and neuter.




                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                                        PURCHASER
                                        ---------
                                        Sulcus Hospitality Technologies Corp.


                                        By:


                                        COMPANY
                                        -------
                                        Senercomm, Inc.


                                        By:


                                        SHAREHOLDERS
                                        ------------
                                        Hickory Venture Capital Corp.


                                        By:

                                          J. Thomas Noojin, President

                                        1066903 Ontario, Ltd.


                                        By:


                                        Sally K. Grenfell

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                                            -----------------------------------
                                            Frederick J. Staudt


                                            Mary Sue Dealey Staudt Trust

                                            By:
                                               --------------------------------
                                               Frederick J. Staudt, Trustee


                                            ------------------------------------
                                            Richard D. Reiss


                                            ------------------------------------
                                            Eduardo L. Berenbau


                                            ------------------------------------
                                            Mark K. Keating


                                            OPTIONHOLDERS


                                            ------------------------------------
                                            Lawrence J. Gomez


                                            ------------------------------------
                                            Emery Mills

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

                                            ------------------------------------
                                            Mark K. Keating


                                            ------------------------------------
                                            Joseph P. Carrigan